Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

THIRD quarter 2024 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – November 8, 2024 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended September 30, 2024, and comparative summary financial information for the Founding Companies (as defined below) on a combined basis for the three months ended September 30, 2024.

Third Quarter Summary (third quarter 2023 information on a combined basis)

Total Operating Revenue of $91.5 million, a decrease of 12.5%

Total Operating Loss of ($2.2) million, versus operating income of $8.2 million

Adjusted Operating Income(1) of $1.1 million, versus operating income of $8.2 million

Adjusted Operating Ratio(1) of 98.8% compared to 92.2%

Total Units delivered of 499,311, a decrease of 0.4%

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Combined Financial Information” on the following page for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “Proficient’s third quarter financial results reflect broad-based reductions in auto shipments as manufacturers sought to address excessive inventory on dealer lots. Our market share continued to increase over the course of the quarter, however, as evidenced by a year-over-year volume decline of 0.4% in our portfolio compared to an overall 1.9% decline in SAAR for the same period. The soft market reduced the level of demand for our dedicated fleet service as well as much of the opportunity for ad hoc spot buys during the quarter – both of which typically command a price premium relative to contract services – and this had a detrimental impact on our revenue mix and operating ratio during the quarter.”

Progress continues on Proficient’s integration of the five Founding Companies, as well as now bringing Auto Transport Group (“ATG”) into this process following the successful completion of its acquisition, which closed on August 16, 2024. The Company is on track to have all operating subsidiaries on a common transportation management system before the end of this year and common financial accounting and reporting systems by January 2025.

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock. Prior to the IPO, Proficient had entered into agreements to acquire in multiple, separate acquisitions (the “Combinations”) five operating businesses and their respective affiliated entities, as applicable, operating under the following names: (i) Delta Auto Transport, Inc. (“Delta”), (ii) Deluxe Auto Carriers, Inc. (“Deluxe”), (iii) Sierra Mountain Group, Inc. (“Sierra”), (iv) Proficient Auto Transport Inc. (“Proficient Transport”), and (v) Tribeca Automotive Inc. (“Tribeca” and, together with Delta, Deluxe, Sierra, and Proficient Transport, the “Founding Companies”). On May 13, 2024, in connection with the closing of the IPO, Proficient also completed the acquisitions of all the Founding Companies.

For accounting and reporting purposes, Proficient has been identified as the designated accounting acquirer of each of the Founding Companies and Proficient Transport has been identified as the designated accounting predecessor to the Company. As a result, the unaudited condensed consolidated financial statements as of, and for the three and nine months ended, September 30, 2024 for each of Proficient and Proficient Transport are to be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The Company is not required to provide, and the Quarterly Report on Form 10-Q will not contain, pro forma financial data giving effect to the completion of the Combinations and the completion of the Company’s IPO and the use of the proceeds therefrom. However, the Company is providing below summary unaudited combined financial information for the three and nine months ended September 30, 2024. The summary unaudited combined financial information has been prepared by, and is the responsibility of, Proficient’s and the Founding Companies’ management. This information has not been subjected to audit, review or agreed-upon procedures of any audit firm, and therefore, there is no independent auditors’ opinion or any other form of assurance with respect thereto.

Summary Unaudited Combined Financial Information(1)

($000s)	Three months ending -		Nine months ending -
	9/30/2024	9/30/2023	9/30/2024	9/30/2023

Total Operating Revenue	$91,506	$104,565	$293,669	$305,150

Total Operating Income / (Loss)	(2,186)	8,205	12,856	22,885

Add back:
Amortization of Intangibles	2,217	-	3,294	-
Stock Compensation expense	1,071	-	1,684	-
Adjusted Operating Income(2)	1,102	8,205	17,834	22,885

Adjusted Operating Ratio(2)	98.8%	92.2%	93.9%	92.5%

Income / (loss) before income taxes	(1,693)	7,235	10,914	19,156

Add back:
Depreciation & Amortization	8,784	4,781	16,792	14,096
Stock Compensation Expense	1,071	-	1,684	-
Interest Expense	1,397	961	3,831	3,406
Adjusted EBITDA(3)	9,559	12,977	33,221	36,658

Adjusted EBITDA Margin(3)	10.4%	12.4%	11.3%	12.0%

(1)	The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies for the full three-month and nine-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the three and nine months ended September 30, 2024; however, they reflect only those operating expenses incurred following the closing of the IPO and concurrent Combinations (May 13 – September 30, 2024). There are no comparative expenses of Proficient during the three and nine months ended September 30, 2023.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related solely to our recent IPO and the concurrent corporate combinations. These measures provide management with the requisite insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to the most comparable GAAP measure and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure and Adjusted EBITDA Margin flows from that.

Revenue and Profitability(1)

Select Operating Metrics	Three months ending -		Nine months ending -
	9/30/2024	9/30/2023	9/30/2024	9/30/2023

Unit Volume - Company Deliveries	167,772	165,859	480,222	474,125
Revenue / Unit - Company Deliveries	$194.18	$192.91	$197.42	$206.53

Unit Volume - Subhaulers	331,539	335,442	1,017,094	973,395
Revenue / Unit - Subhaulers	$155.98	$189.10	$176.18	$194.22

Percent Revenue, Company	39%	34%	35%	34%
Percent Revenue, Subhaulers	61%	66%	65%	66%

(1)	The amounts shown above reflect combined information for the five Founding Companies for the full three-month and nine-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The information for Proficient (acquiror entity) are included in the three and nine months ended September 30, 2024.

The year-over-year decline in revenue reflects a pronounced change in the mix of revenue sources during the third quarter of 2024. Company unit deliveries increased 1.1% compared to the third quarter of 2023 as Proficient began expansion of its fleet and the lower overall industry volume was absorbed mostly by reducing subhaul deliveries. The 17.5% decline in per unit revenue for subhaulers reflects a much lower spot buy opportunity and significantly reduced market price points for the spot buys that did occur. In addition, the dedicated fleet portion of Proficient’s revenue declined from $16.2 million in the third quarter of 2023, its highest quarterly revenue since the beginning of 2023, to $4.7 million in the most recent quarter.

At this lower level of revenue, the operating leverage to cover fixed costs declined as reflected in the higher adjusted operating ratio. Adding back depreciation costs, which have increased due to valuation increases on the merger dates in addition to fleet expansion, results in Adjusted EBITDA margin of 10.5% for the most recent quarter, down from 12.4% in the third quarter of 2023.

Balance Sheet

During the third quarter of 2024, approximately $22 million of cash was used to partially fund the purchase of ATG and approximately $2 million for revenue equipment purchases not otherwise financed, offset by cash generated from operations. Property and equipment, net, increased by $15 million during the quarter through the addition of ATG’s fleet and new equipment purchases, net of depreciation recorded during the quarter. A corresponding increase in debt financing was the combined result of financing equipment purchases and partially funding the cash portion of the ATG acquisition. Net debt (total debt minus cash) of approximately $58 million on September 30, 2024 equates to a net leverage ratio of 1.3x when compared to annualized adjusted EBITDA for the first nine months of 2024.

Conference Call

The Company will host an investor conference call at 9:00 a.m. EDT to discuss the results. Investors are invited to join the conference call by registering through this link: https://register.vevent.com/register/BIa4ca1dc40b7a4f09acf1b73b5360ddb5, once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/b6j4vkr5.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of five industry-leading operating companies in conjunction with our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proficientautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Registration Statement on Form S-1 (333-278629) (the “Registration Statement”), and elsewhere in the Registration Statement. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and our use of the net proceeds from the IPO and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measure

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that EBITDA provides useful information in measuring our operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-recurring items.

Adjusted EBITDA

Adjusted EBITDA does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense and stock compensation expense.

The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EBITDA for Proficient:

Three Months Ended September 30,
(in thousands)	2024
Proficient (Successor)
Net loss	$(1,365)
Interest expense	1,407
Income tax benefit	(328)
Depreciation and amortization expense	8,784
Stock compensation expense	1,071
Adjusted EBITDA	$9,569

Adjusted EPS

Adjusted EPS does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EPS is defined net income (loss) net of intangible amortization and expense and stock compensation expense per common share computed using the weighted average number of common shares outstanding during the period. Diluted adjusted net income (loss) net of intangible amortization and expense and stock compensation expense per common share is computed using the weighted average number of common stock and common stock equivalent shares outstanding during the period.

The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EPS for Proficient:

Three Months Ended September 30,
(in thousands, except per share amounts)	2024
Proficient (Successor)
Net loss	$(1,365)

Intangible amortization expense	2,217
Stock compensation expense	1,071
Adjusted Net Income	$1,923

Adjusted Earnings per Share, basic	$0.07
Adjusted Earnings per Share, diluted	$0.07

 PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$16,848,215	$36,292,813
Accounts receivable, net	38,671,712	40,060,701
Net investment in leases, current portion	276,193	18,160
Maintenance supplies	1,479,900	1,415,093
Assets held for sale	506,240	348,587
Prepaid expenses and other current assets	11,969,671	5,950,765
Total current assets	69,751,931	84,086,119
Property and equipment, net	129,067,940	113,988,246
Operating lease right-of-use assets	10,994,666	14,038,130
Net investment in leases, less current portion	234,948	—
Deposits	4,758,223	4,821,387
Goodwill	148,092,515	127,428,122
Intangible assets, net	134,906,473	113,823,555
Other long-term assets	427,866	462,150
Total assets	$498,234,562	$458,647,709

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,228,606	$11,372,052
Accrued liabilities	23,359,120	21,751,346
Income tax payable	1,621,689	2,020,927
Line of credit	—	2,911,720
Finance lease liabilities, current portion	86,544	83,982
Operating lease liabilities, current portion	1,711,257	1,406,004
Earn-out liability	—	3,095,114
Long-term debt, current portion	18,727,011	19,195,045
Total current liabilities	55,734,227	61,836,190

Long-term liabilities:
Line of credit	9,500,000	—
Finance lease liabilities, less current portions	31,653	54,274
Operating lease liabilities, less current portions	9,348,911	12,651,854
Long-term debt, less current portion	45,288,020	33,189,156
Deferred tax liability, net	39,448,334	32,318,888
Other long-term liabilities	408,748	370,499
Total liabilities	159,759,893	140,420,861

Stockholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,029,781 and 25,960,435 shares issued and outstanding as of September 30, 2024 and June 30, 2024 respectively	270,298	259,604
Additional paid in capital	344,004,449	322,401,846
Accumulated deficit	(5,800,078)	(4,434,602)
Total stockholders’ equity	338,474,669	318,226,848
Total liabilities and stockholders’ equity	$498,234,562	$458,647,709

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Successor
Three months ended September 30, 2024
Operating revenue
Revenue, before fuel surcharge	$84,289,892
Fuel surcharge and other reimbursements	6,017,296
Other Revenue	375,967
Lease Revenue	822,346
Total operating revenue	91,505,501

Operating Expenses
Salaries, wages and benefits	17,373,659
Stock-based compensation	1,071,160
Fuel and fuel taxes	5,956,074
Purchased transportation	44,995,562
Truck expenses	5,692,078
Depreciation	6,566,444
Intangible amortization	2,217,083
Gain on sale of equipment	(107,491)
Insurance premiums and claims	5,459,075
General, selling, and other operating expenses	4,467,362
Total Operating Expenses	93,691,006
Operating loss	(2,185,505)
Other income and expense
Interest expense	(1,407,146)
Acquisition Costs	(1,049,570)
Adjustment of Earn Out Contingency	3,095,114
Other income, net	(146,151)
Total other income	492,247
Loss before income taxes	(1,693,258)
Income tax benefit	(327,782)
Net loss	$(1,365,476)

Loss Per Share, Basic & Diluted	$(0.05)
Adjusted Earnings Share, Basic & Diluted	$0.07

Weighted Average Shares
Basic & Diluted	26,495,108